Exhibit 10.1

INPIXON

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

___________ ___, 2023

[HOLDER NAME]

[ADDRESS]

Re:	Inducement to Exercise Common Stock Purchase Warrants

Dear Holder:

Reference is made to those certain Common Stock Purchase Warrants (as amended pursuant to that certain Amendment Agreement, dated as of June 20, 2023, by and between the Company and the Warrant holders, the “Existing Warrants”) issued on May 17, 2023 and reissued on December 15, 2023, as applicable, by Inpixon, a Nevada corporation (the “Company”), and held by you (including your successors and assigns, the “Holder”). Capitalized terms used but not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meanings given to them in the New Warrants (as defined below). The Holder acknowledges and agrees that the Company is entering into similar agreements (the “Other Agreements”) with other holders of the Existing Warrants (each, an “Other Holder”) to exercise the Existing Warrants.

In consideration for exercising the number of Existing Warrants held by the Holder as set forth on the signature page hereto (such shares, the “Exercised Shares”) upon the Holder’s execution of this Letter Agreement, the Company hereby agrees to (a) reduce the Adjusted Exercise Price (as defined in the Existing Warrants) for the Exercised Shares to $0.0513 per share (the “New Exercise Price”), such that the Exercised Shares will be exercised at the New Exercise Price, and (b) issue, upon delivery of the aggregate exercise price for the Exercised Shares, the Holder new unregistered Common Stock Purchase Warrants, in the form attached hereto as Exhibit A (the “New Warrants”), pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 promulgated thereunder, to purchase up to a number of shares of Common Stock (the “New Warrant Shares,” and together with the Existing Warrants, Exercised Shares and New Warrants, the “Securities”) equal to one hundred percent (100%) of the number of Exercised Shares, exercisable five years from their issuance date with an exercise price per share set forth in the New Warrants, provided, however, that the New Warrants shall not be exercisable until the approval of the shareholders of the Company as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) with respect to the issuance of shares of Common Stock underlying the New Warrants (the “Shareholder Approval”), provided, however, that if after consultation with the Nasdaq Stock Market it is determined that Shareholder Approval is not required for the exercise of the New Warrants (on the basis that Shareholder Approval was obtained on December 8, 2023 via the future financing proposal that was approved for the potential issuances of shares of Common Stock pursuant to one or more potential non-public transactions in accordance with Nasdaq Listing Rule 5635(d)), such New Warrants will be exercisable at any time on or after the date on which the Company has provided notice of such determination to the Holder. For the avoidance of doubt, this Letter Agreement does not amend the Adjusted Exercise Price with respect to the remaining shares of Common Stock issuable upon exercise of the Existing Warrants that are not exercised pursuant to the terms hereunder, if any (for the avoidance of doubt, with respect to such remaining shares, the Adjusted Exercise Price shall not be less than $0.10 (subject to adjustment in accordance with the terms of the Existing Warrants), as set forth in the Existing Warrants).

Additionally, the Holder agrees to the representations, warranties and covenants set forth on Annex A attached hereto and the Company agrees to the representations, warranties and covenants set forth on Annex B attached hereto.

The Company acknowledges and agrees that the Exercised Shares have been registered for resale on a Registration Statement on Form S-1 (File No. 333-272904) (the “Resale Registration Statement”) which such Resale Registration Statement was declared effective on July 3, 2023 and remains effective as of the date hereof. The Company has filed or will file a prospectus supplement to such Resale Registration Statement to update the selling stockholder table to add the Holder as a selling stockholder thereunder and to reflect the execution of this Letter Agreement and the New Exercise Price. Accordingly, the Company shall issue to the Holder the Exercised Shares without a restrictive legend. The Company covenants and agrees that it shall maintain the effectiveness of the Resale Registration Statement until such time as all Existing Warrants have been exercised or expired.

The Holder understands that the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

To the extent required under the rules and regulations of the Nasdaq Stock Market, the Company will hold a special or annual meeting of shareholders no later than the 90 calendar date following the date hereof for the purpose of seeking the Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal at such meeting. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the New Warrants are no longer outstanding.

As soon as practicable (and in any event, on or prior to March 31, 2024), to the extent there is not a registration statement covering the resale of the New Warrant Shares that is effective under the Securities Act, the Company shall file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the Holder of the New Warrant Shares issuable upon exercise of the New Warrants. The Company shall use commercially reasonable efforts to cause such registration statement to become effective no later than the later of (i) 30 days following the filing thereof and (ii) 120 days following the date hereof, and to keep such registration statement effective at all times until the Holder does not own any New Warrants. In addition to the foregoing, to the extent there is not a registration statement covering the resale of the New Warrant Shares that is effective under the Securities Act, if at any time following the date of this Agreement the Company proposes for any reason to register any shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form) or a shelf registration statement on Form S-3) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its stockholders, it shall at each such time promptly give written notice to the holders of the New Warrants of its intention to do so and, to the extent permitted under the provisions of Rule 415 under the Securities Act, include in such registration statement the resale of all New Warrant Shares with respect to which the Company has received written requests for inclusion therein; provided, however, that such piggyback registration rights expire one year after the issuance of the New Warrants.

Within two Trading Days from the Holder’s execution of this letter, the closing shall occur at such location as the parties shall mutually agree. Settlement of the Exercised Shares shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the Exercised Shares registered in the Holder’s and Other Holders’ names and addresses and released by the Transfer Agent directly to the account(s) identified by the Holder and the Other Holders, and payment therefor shall be made by the Holder and the Other Holders by wire transfer to the Company). The date of the closing of the exercise of the Existing Warrants shall be referred to as the “Closing Date”. In addition, on the Closing Date, the Company shall deliver the New Warrants registered in the name of the Holder and the Other Holders. Notwithstanding anything herein to the contrary, in the event that any exercise of the Existing Warrant would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Exercised Shares to the Holder that would not cause the Holder to exceed the maximum number of Exercised Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided no additional exercise price shall be due and payable).

Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrant), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrant) and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares so delivered to the Company by the Holder that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of shares of Common Stock.

By accepting this offer and executing this Letter Agreement, you hereby consent to the Company’s voluntary reduction of the Adjusted Exercise Price of the Existing Warrants as set forth herein pursuant to Section 3(g) of the Existing Warrants.

If this offer is accepted and this Letter Agreement is executed by 4:00 p.m., Eastern Time, on December 15, 2023, then on or before 9:29 a.m., Eastern Time, on the Trading Day following the date hereof, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder. From and after the filing of such Current Report on Form 8-K, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Exercised Shares shall be issued free of any legends or restrictions on resale by Holder.

Other than Joseph Gunnar & Co., LLC, the Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of exercises in connection with the transactions contemplated in this Letter Agreement.

Except as expressly modified herein, all of the terms and provisions of the Existing Warrants and will remain in full force and effect and are hereby ratified and confirmed by the parties. The terms of this Letter Agreement shall control and supersede the terms of the Existing Warrants only with respect to the New Exercise Price in accordance with the terms hereof. On and after the date hereof, each reference in the Existing Warrants to “the Warrant,” “this Warrant,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Warrants as amended by this Letter Agreement.

The Company acknowledges and agrees that the obligations of the Holder under this Letter Agreement is several and not joint with the obligations of any Other Holder under any Other Agreement, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Agreement. Nothing contained in this Letter Agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Letter Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Letter Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Letter Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

This Letter Agreement is governed solely by Nevada law without regard to conflicts of law provisions. This Letter Agreement shall inure to the benefit of and be binding upon each of the parties and each of their respective permitted successors and assigns. This Letter Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Letter Agreement electronically shall be effective as delivery of an original executed counterpart of this Letter Agreement. This Letter Agreement constitutes the sole and entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INPIXON

By:
Name:	Nadir Ali
Title:	Chief Executive Officer

Agreed and acknowledged by:

Warrant Holder:

By:
Name:
Title:

Email Address of Holder:

Address for Notice to Holder:

Address for Delivery of Securities to Holder (if not same as address for notice):

Number of Existing Warrants Exercised at New Exercise Price

Number of Remaining Existing Warrants

Aggregate New Exercise Price for Existing Warrants

New Warrants: (___% of total Existing Warrants being exercised):

New Warrant Beneficial Ownership Blocker (circle one):	[4.99%/9.99%]

DTC Instructions for Exercised Shares:

ANNEX A

Representations and Warranties of the Holder. The Holder hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)	Organization; Authority. The Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Letter Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Letter Agreement and performance by the Holder of the transactions contemplated by this Letter Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder. This Letter Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)	Understandings or Arrangements. The Holder is acquiring the Securities hereunder in the ordinary course of its business. The Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Holder’s right to sell such Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

(c)	Holder Status. At the time the Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Existing Warrants or New Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)	Experience of Holder. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)	Access to Information. The Holder acknowledges that it has had the opportunity to review this Letter Agreement (including all annexes, exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)	Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Holder has not, nor has any Person acting on behalf of or pursuant to any understanding with the Holder, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Holder first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the event the Holder is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Holder’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Holder’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Letter Agreement. Other than to other Persons party to this Letter Agreement or to such Holder’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Holder has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(g)	General Solicitation. The Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Holder, any other general solicitation or general advertisement.

ANNEX B

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

b)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Letter Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Letter Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Letter Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)	No Conflicts. The execution, delivery and performance of this Letter Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this Letter Agreement.

d)	Trading Market. The transactions contemplated under this Letter Agreement comply with all the rules and regulations of the Nasdaq Capital Market.

e)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind in connection with the execution, delivery and performance by the Company of the transactions contemplated hereby, including reducing the Adjusted Exercise Price of the Existing Warrants and issuing the Exercised Shares, other than: (i) the filings required to register the New Warrant Shares, (ii) the filing with the Securities and Exchange Commission of the prospectus supplement to the Resale Registration Statement if such prospectus supplement has not yet been filed, (iii) the submission of a Listing of Additional Shares application with the Nasdaq Capital Market for the issuance of the New Warrant Shares in the time and manner required thereby, (iv) the Shareholder Approval for the exercise of the New Warrants and (v) such filings as are required to be made under applicable state securities laws, except as have already been made, obtained or waived or where the failure to obtain any such approval, authorization, consent, order or filing would not impair the ability of the Company to issue and sell the Securities or to consummate the transactions contemplated by this Letter Agreement. For the avoidance of doubt, no further shareholder approval is required to reduce the Adjusted Exercise Price of the Existing Warrants and issue the Exercised Shares pursuant to the terms of this Letter Agreement.

EXHIBIT A

Form of New Warrant

(See attached)